UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2011
Date of Report (Date of earliest event reported)

STRATEGIC AMERICAN OIL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53313 (Commission File Number)	98-0454144 (IRS Employer Identification No.)

Suite 2015, 600 Leopard Street, Corpus Christi, Texas (Address of principal executive offices)	78401 (Zip Code)

(361) 884-7474
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant's Business and Operations

Item 1.01     Entry into a Material Definitive Agreement

Geoserve Agreement

Effective on March 17, 2011, the Board of Directors of Strategic American Oil Corporation (the "Company") ratified the Company's entering into a Consulting Agreement with Geoserve Marketing LLC ("Geoserve"), dated effective as of March 9, 2011 (the "March 2011 Geoserve Agreement"). The March 2011 Geoserve Agreement supersedes the previous consulting agreement that the Company entered into with Geoserve on February 15, 2011, as disclosed in the Company's Current Report on Form 8-K as filed with the SEC on February 22, 2011. Geoserve is a company controlled by Michael Watts, who is the father-in-law of Jeremy Driver, a Director and Chief Executive Officer of our Company.

Pursuant to the March 2011 Geoserve Agreement, Geoserve is to provide consulting services to the Company as an independent contractor for a term of three years. The March 2011 Geoserve Agreement provides that the Company will compensate Geoserve with warrants according to the following schedule: (i) upon signing, Geoserve shall be issued five-year term warrants to purchase 20,000,000 restricted shares of common stock at an exercise price of $0.10 per share (previously granted and vested as of the execution of the original agreement on February 15, 2011). If the Company's stock price reaches a five-day average closing price of $0.30 per share, the Company shall grant Geoserve an additional 15,000,000 share purchase warrants at an exercise price of $0.10 per share and a five-year term. If the Company's stock price reaches a five-day average closing price of $0.60 per share, the Company shall grant Geoserve a further 15,000,000 share purchase warrants at an exercise price of $0.10 per share and a five-year term. The Company may terminate the agreement after the first year with thirty days notice.

Revolving Line of Credit

As previously disclosed in the Company's Current Report on Form 8-K filed with the SEC on February 22, 2011, on February 15, 2011, the Company closed on the acquisition of a private Texas oil and gas company named Galveston Bay Energy, LLC ("GBE"). On March 17, 2011, GBE secured a one year revolving line of credit of up to $5,000,000 with a commercial bank.  The note carries interest at a rate of prime + 1% (currently 6%) with a minimum interest rate of 5%. Interest is payable monthly.  Proceeds from the line of credit must be used solely to enhance the Galveston Bay properties.   The note is collateralized by our Galveston Bay properties and substantially all GBE's assets.  The Company has also executed a parental guarantee of payment.

SECTION 2 - Financial Information

Item 2.03     Creation of a Direct Financial Obligation

As disclosed above in Item 1.01, on March 17, 2011, GBE secured a one year revolving line of credit of up to $5,000,000 with a commercial bank.  The note carries interest at a rate of prime + 1% (currently 6%) with a minimum interest rate of 5%. Interest is payable monthly.  Proceeds from the line of credit must be used solely to enhance the Galveston Bay properties.   The note is collateralized by our Galveston Bay properties and substantially all GBE's assets.  The Company has also executed a parental guarantee of payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC AMERICAN OIL CORPORATION
Date: March 23, 2011	/s/ Jeremy Driver_______________ Name: Jeremy Driver Title: Chief Executive Officer and a director

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